                                                                    EXHIBIT 99.1

                            (RENAL CARE GROUP LOGO)

                           N e w s     R e l e a s e

CONTACT:   TERRY PROVEAUX
           DIRECTOR OF INVESTOR RELATIONS
           615-345-5577

                    RENAL CARE GROUP ANNOUNCES SECOND QUARTER
                  GROWTH OF 24% IN DILUTED NET INCOME PER SHARE
                  ---------------------------------------------
                       ACQUIRES DIALYSIS PROGRAM IN NEVADA

Nashville, Tennessee, (July 27, 2004) -- Renal Care Group, Inc. (NYSE:RCI) today announced results for the second quarter and six months ended June 30, 2004. The Company also announced that it has entered into a definitive agreement to acquire a dialysis program serving more than 525 patients in Las Vegas, Nevada.

         For the three months ended June 30, 2004, Renal Care Group's net revenues increased 38.0% to $340.9 million compared with net revenues of $247.1 million for the same period in 2003. Net income for the second quarter of 2004 rose 13.1% to $29.2 million compared with net income of $25.8 million in the second quarter of 2003. Diluted net income per share for the second quarter of 2004 increased 23.5% to $0.42 compared with diluted net income per share of $0.34 in the same quarter of 2003.

         Gary A. Brukardt, the Company's president and chief executive officer, commented, "We are pleased to report solid second quarter results, and we continue to execute our business plan. The integration of National Nephrology Associates is nearing completion. We remain focused on making selective acquisitions using our customary disciplined approach, and we have been actively developing de novo facilities to grow the Company. The credit for another successful quarter goes to our 8,500 associates working in concert with our dedicated affiliated nephrologists on the front lines to deliver optimal care to our patients. We hope that recently introduced legislation will bolster the industry's efforts to address some of the most pressing issues facing those who suffer from ESRD."

         For the six months ended June 30, 2004, Renal Care Group's net revenues increased 26.5% to $618.9 million compared with net revenues of $489.2 million for the same period in 2003. Net income for the first half of 2004 rose 24.6% to $59.3 million, compared with net income of $47.6 million in the same period of 2003. Diluted net income per share for the six months ended June 30, 2004, increased 31.3% to $0.84 compared with diluted net income per share of $0.64 for the same period in 2003.

         GAAP results for the six months ended June 30, 2004, give effect to resolutions of contractual issues with payors that were unusual in amount and timing, which favorably impacted earnings per share by $0.04 per diluted share. Excluding the effect of these resolutions, non-GAAP net income for the six months ended June 30, 2004, was $56.4 million, or $0.80 per diluted share. GAAP results for the six months ended June 30, 2003, give effect to a non-recurring, after-tax charge of $0.05 per diluted share, related to a retirement package for the Company's former chairman and founder. Excluding the effect of the retirement package, non-GAAP net income for the six months ended June 30, 2003, was $50.9 million, or $0.68 per diluted share. Renal Care Group has decided to present the non-GAAP information to give investors a means of comparing the Company's normalized operational performance for the first


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
RCI Announces Second Quarter Results
Page 2
July 27, 2004


half of 2004 with its operational performance in the same period in 2003, before the impact of the resolutions of the payor contract issues and the one-time charge related to the retirement package. A reconciliation between the non-GAAP results and the Company's GAAP results accompanies this press release.

         David M. Dill, Renal Care Group's executive vice president and chief financial officer, commented, "This quarter is the first to include the operations of NNA in our combined results. We are pleased with the contribution that the transaction has made, and we remain confident in our future outlook."

         Commenting on the Nevada dialysis program acquisition, Mr. Brukardt said, "Las Vegas is a new market for us, and Nevada represents our 32nd state. We believe it will offer excellent opportunities for growth and development leveraging our existing regional infrastructure. We are proud to affiliate with Renal Dialysis of Las Vegas, which will serve as medical director for the facilities."

         The Nevada dialysis program provides care to more than 525 patients at three outpatient dialysis facilities, as well as providing acute dialysis services to seven hospitals. The agreement is subject to customary closing conditions, and the Company expects the transaction to be completed within the next several weeks. The Company did not disclose terms of the transaction.

         Renal Care Group will hold a conference call to discuss this press release on Wednesday, July 28, 2004, at 11:00 a.m. Eastern Time. A listen-only simulcast, as well as a 12-month replay, of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com.

         Renal Care Group, Inc. is a specialized dialysis services company that provides care to patients with kidney disease. The Company currently treats over 28,700 patients at more than 395 owned outpatient dialysis facilities in addition to providing acute dialysis services at more than 200 hospitals. Over 8,500 associates provide services across the Company's 31-state network. More information about Renal Care Group, Inc. may be found at www.renalcaregroup.com.

         Certain statements in this press release, particularly those of Mr. Brukardt and Mr. Dill, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are usually preceded by words like expect, plan, intend, believe, will and the like, include statements that necessarily depend on future events. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements, including risks related to: changes in the Medicare and Medicaid programs; payment reductions by private insurers, hospitals or managed care organizations; changes in the health care delivery, financing or reimbursement systems; risks related to the drug Epogen (EPO); compliance with health care and other applicable laws; and the integration of acquired companies. These and other factors affecting the Company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's annual report on Form 10-K for the year ended December 31, 2003, as amended, its current report on Form 8-K as filed with the SEC on April 19, 2004; and any quarterly reports on Form 10-Q filed after that annual report. Copies of these filings are available from Renal Care Group upon request.


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


RCI Announces Second Quarter Results
Page 3
July 27, 2004



                             RENAL CARE GROUP, INC.
               UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                  JUNE 30,                      JUNE 30,
                                                       -----------------------------  -----------------------------
                                                            2004           2003            2004           2003
                                                       --------------  -------------  -------------  --------------
Net revenue                                            $      340,854  $     247,061  $     618,882  $      489,204

Operating costs and expenses:
   Patient care costs                                         229,849        159,998        409,221         317,475
   General and administrative expenses                         27,341         21,187         50,017          47,475
   Provision for doubtful accounts                              8,049          6,468         15,159          12,880
   Depreciation and amortization                               14,900         11,579         27,063          21,877
                                                       --------------  -------------  -------------  --------------
     Total operating costs and expenses                       280,139        199,232        501,460         399,707

Income from operations                                         60,715         47,829        117,422          89,497

Interest expense, net                                           5,765            165          6,730             450
                                                       --------------  -------------  -------------  --------------

Income before minority interest and income taxes               54,950         47,664        110,692          89,047

Minority interest                                               7,690          6,029         14,904          12,337
                                                       --------------  -------------  -------------  --------------

Income before income taxes                                     47,260         41,635         95,788          76,710

Provision for income taxes                                     18,077         15,822         36,518          29,145
                                                       --------------  -------------  -------------  --------------

Net income                                             $       29,183  $      25,813  $      59,270  $       47,565
                                                       ==============  =============  =============  ==============

Diluted net income per share                           $        0.42   $        0.34  $        0.84  $         0.64
                                                       =============   =============  =============  ==============

Diluted weighted average shares outstanding                    69,227         74,897         70,225          74,522
                                                       ==============  =============  =============  ==============



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
RCI Announces Second Quarter Results
Page 4
July 27, 2004


                             RENAL CARE GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         JUNE 30,     DECEMBER 31,
                                                                                           2004           2003
                                                                                      -------------  --------------
                                                                                       (unaudited)
ASSETS:
Current assets:
   Cash and cash equivalents                                                          $      44,182  $       50,295
   Accounts receivable, net                                                                 231,629         173,679
   Other current assets                                                                      81,021          68,130
                                                                                      -------------  --------------
     Total current assets                                                                   356,832         292,104

Property, plant and equipment, net                                                          289,427         224,397
Goodwill, intangible assets and other assets, net                                           664,825         303,372
                                                                                      -------------  --------------

     TOTAL ASSETS                                                                     $   1,311,084  $      819,873
                                                                                      =============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Total current liabilities                                                             $     218,553  $      169,437
Long-term debt, net of current portion                                                      490,635           2,652
Other long-term liabilities                                                                  89,252          76,939
                                                                                      -------------  --------------
     Total liabilities                                                                      798,440         249,028
                                                                                      -------------  --------------

Stockholders' equity:
   Common stock, $0.01 par value, 150,000 and 90,000 shares authorized,
     81,572 and 80,465 shares issued, respectively                                              816             805
   Treasury stock, 14,514 and 9,961 shares, respectively                                   (372,249)       (234,404)
   Additional paid-in capital                                                               394,777         374,414
   Retained earnings                                                                        489,300         430,030
                                                                                      -------------  --------------

     Total stockholders' equity                                                             512,644         570,845
                                                                                      -------------  --------------

     TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                                                          $   1,311,084  $      819,873
                                                                                      =============  ==============


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
RCI Announces Second Quarter Results
Page 5
July 27, 2004




                             RENAL CARE GROUP, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                            SIX MONTHS ENDED
                                                                                                JUNE 30,
                                                                                      -----------------------------
                                                                                           2004           2003
                                                                                      -------------  --------------
Operating Activities:
   Net income                                                                         $      59,270  $       47,565
   Adjustments to reconcile net income to
     net cash provided by operating activities:
       Depreciation and amortization                                                         27,063          21,877
       Loss on disposal of property and equipment                                               564             312
       Income applicable to minority interest                                                14,904          12,337
       Distributions to minority shareholders                                                (9,906)        (12,381)
       Deferred income taxes                                                                  7,889              --
       Changes in operating assets and liabilities,
         net of effects from acquisitions                                                   (18,605)          5,404
                                                                                      -------------  --------------
           Net cash provided by operating activities                                         81,179          75,114
                                                                                      -------------  --------------

Investing Activities:
   Cash paid for acquisitions, net of cash acquired                                        (230,746)         (5,492)
   Purchases of property and equipment, net                                                 (45,031)        (34,517)
   Change in other assets                                                                    (5,299)           (780)
                                                                                      -------------  --------------
           Net cash used in investing activities                                           (281,076)        (40,789)
                                                                                      -------------  --------------

Financing Activities:
   Net proceeds from issuance of long-term debt                                             325,000              --
   Payments on long-term debt                                                                (4,063)             --
   Net payments under line of credit and capital leases                                      (2,101)         (7,240)
   Net proceeds from issuance of common stock                                                12,793          22,280
   Repurchase of treasury shares                                                           (137,845)         (4,380)
                                                                                      -------------  --------------
           Net cash provided by financing activities                                        193,784          10,660
                                                                                      -------------  --------------

(Decrease) increase in cash and cash equivalents                                             (6,113)         44,985

Cash and cash equivalents, at beginning of period                                            50,295          38,359
                                                                                      -------------  --------------

Cash and cash equivalents, at end of period                                           $      44,182  $       83,344
                                                                                      =============  ==============




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
RCI Announces Second Quarter Results
Page 6
July 27, 2004



                             RENAL CARE GROUP, INC.
                  SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   SIX MONTHS ENDED JUNE 30,
                                           -------------------------------------------------------------------------
                                                           2004                                2003
                                           -----------------------------------   -----------------------------------
                                                                       Non-                                   Non-
                                            GAAP(1)    Difference     GAAP(2)     GAAP(1)     Difference    GAAP(3)
                                           --------    ----------    --------    ---------    ----------   ---------
Net revenue                                $618,882     $(4,700)     $614,182    $ 489,204     $     --    $ 489,204

Operating costs and expenses:
   Patient care costs                       409,221          --       409,221      317,475           --      317,475
   General and administrative expenses       50,017          --        50,017       47,475       (5,430)      42,045
   Provision for doubtful accounts           15,159          --        15,159       12,880           --       12,880
   Depreciation and amortization             27,063          --        27,063       21,877           --       21,877
                                           --------     -------      --------    ---------     --------    ---------
     Total operating costs and expenses     501,460          --       501,460      399,707       (5,430)     394,277

Income from operations                      117,422      (4,700)      112,722       89,497        5,430       94,927
Interest expense, net                         6,730          --         6,730          450           --          450
                                           --------     -------      --------    ---------     --------    ---------

Income before minority interest
   and income taxes                         110,692      (4,700)      105,992       89,047        5,430       94,477
Minority interest                            14,904          --        14,904       12,337           --       12,337
                                           --------     -------      --------    ---------     --------    ---------

Income before income taxes                   95,788      (4,700)       91,088       76,710        5,430       82,140

Provision for income taxes                   36,518      (1,786)       34,732       29,145        2,063       31,208
                                           --------     -------      --------    ---------     --------    ---------

Net income                                 $ 59,270     $(2,914)     $ 56,356    $  47,565     $  3,367    $  50,932
                                           ========     =======      ========    =========     ========    =========

Diluted net income per share               $   0.84     $ (0.04)     $   0.80    $    0.64     $   0.05    $   0.68
                                           ========     =======      ========    =========     ========    =========

Weighted average shares outstanding          70,225      70,225        70,225       74,522       74,522       74,522
                                           ========     =======      ========    =========     ========    =========

(1) Reflects operating results based on accounting principles generally accepted in the United States (GAAP).

(2) Non-GAAP amounts exclude resolutions of payor contract issues that were unusual in amount and timing.

(3) Non-GAAP amounts exclude a Board-approved retirement package recorded in the first quarter of 2003 and the related tax effect.



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
RCI Announces Second Quarter Results
Page 7
July 27, 2004





                             RENAL CARE GROUP, INC.
    SUPPLEMENTAL OPERATING DATA AND RECONCILIATION OF NET INCOME TO EBITDA(1)
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER TREATMENT DATA)

                                                             THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                  JUNE 30,                      JUNE 30,
                                                       -----------------------------  -----------------------------
                                                            2004           2003            2004           2003
                                                       --------------  -------------  -------------  --------------
OPERATING DATA:
Patients                                                       28,748         21,197         28,748          21,197
Treatments                                                  1,095,250        809,413      1,955,499       1,593,254
Same-market treatment growth                                     3.7%           5.3%           3.6%            5.4%
Same-market revenue growth                                       7.0%           8.0%           7.6%            9.0%
Patient revenue per treatment                          $          311  $         304  $         316  $          306

RECONCILIATION OF NET INCOME TO EBITDA(1):
Net income                                             $       29,183  $      25,813  $      59,270  $       47,565
Non-recurring retirement charge                                    --             --             --           5,430
Depreciation and amortization                                  14,900         11,579         27,063          21,877
Interest expense, net                                           5,765            165          6,730             450
Minority interest                                               7,690          6,029         14,904          12,337
Provision for income taxes                                     18,077         15,822         36,518          29,145
                                                       --------------  -------------  -------------  --------------
EBITDA(1)                                              $       75,615  $      59,408  $     144,485  $      116,804
                                                       ==============  =============  =============  ==============

(1) The Company defines EBITDA as net earnings or loss before minority interest, interest expense (net), provision for income taxes, depreciation and amortization and all non-cash charges, such as the non-recurring charge for the retirement package for our former chairman and founder recorded in the first quarter of 2003. The Company includes EBITDA because it generally considers EBITDA to be a good indicator of the Company's ability to generate cash flow in order to fund liabilities and reinvest in the Company and its business. EBITDA is not a measurement of financial performance under GAAP and should not be considered a substitute for net income or loss as a measure of performance, or to cash flow as a measure of liquidity.


                                      -END-